EXHIBIT 10.8


Williams & Associates Training Institute


                              Consultant" Agreement
                                October 24, 2007

Subject to the terms and conditions as set forth herein, Medivisor, Inc. of Huntington Station, New York retains L. Lorenzo Williams and L. Lorenzo Williams hereby accepts Medivisor, Inc.'s retention to perform services described herein.

CONSULTANT OBLIGATIONS:

In return for compensation noted under "Consultant Compensation," consultant voluntarily agrees to perform services for Medivisor, Inc. as described below.

o SCOPE OF SERVICES

Consultant will work collaboratively with Cindy Morrison, RN who is the company's Sales Representative to do the following:

OBJECTIVES:

Medivisor, Inc. has two products that it wants to be considered for Medicaid approval. They are:

     o Mucotrol (Concentrated Oral Gel Wafers) is used for the relief and management of pain associated with Mucositis.

     o Albumax (Nutritional Support) which may be USED for oral or tube fed consumption as a protein supplement.

     o    TIME FRAME IN WHICH THE SERVICES ARE TO TAKE PLACE

THIS IS A COMPLEX AND CAN BE A TIME CONSUMING PROCESS.

This process must be done methodically and in accordance with all guidelines set forth by New York State Office of Medicaid. There will be a three months review with the Management Team of Medivisor, Inc. and its collaborators at the request of Medivisor, Inc.

THE PROCESS:

     o Ms. Morrison and I are to have a collaborative working relationship. I will provide her consultant assistance in building a social network through the use of my contacts to set the stage for meeting with the right individuals to assist us in obtaining the goal of getting product approval.


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     o    There will be periodic  "check in" between Ms. Morrison and me to make sure there is not a duplication of efforts.

     o    Assist  in  the   arrangement  of  meeting  between  local  and  state
          officials.

     o Assist in the gathering of information that will aid us in moving toward or goal.

     o Assist in presenting the final outcomes to the State Office of Medicaid.

     o Assist In a community assessment to gage our challenges and provide Ms. Morrison technical assistance.

     o    Consultant is not an employee of Medivisor, Inc.


EXPECTATIONS FOR FINAL OUTCOMES, PRODUCT AND REPORT

     o By the end of this collaboration, Medivisor, Inc. will have both of its products Medicaid approved which is the expected outcome.

     o    TERMS OF PAYMENT

The consultant will charge Medivisor, Inc. $10,000 (not included in cost - materials development or any letter(s) that Mr. Williams has to collaborate on) which $5, 000 will be paid to the consultant in advance. Check will be written to L. Lorenzo Williams. The original amount charged might be subject to change if the scope of work intensifies and demand more time and utilization of the consultant. This will be discussed with the Management Team prior to any modifications. Medivisor, Inc. is responsible for any and all expenses connected to the assignment.

CONSULTANT COMPENSATION:

In full consideration of all services performed by consultant as described in this contract, MEDIVISOR, INC. shall pay consultant $5,000 for completion of assigned tasks. Consultant shall be exclusively responsible for payment of all taxes, incidentals to the compensation paid for services performed, including but not limited to federal and state income, sales or use taxation.

INDEPENDENT CONTRACTOR:

Consultant's relationship to MEDIVISOR, INC. is one of independent contractor. Nothing in the agreement shall create an employment or agency relationship, nor shall consultant act as an agent or employee of MEDIVISOR, INC. unless such representative is outlined in the scope of services.

Consultant's services are to be performed solely by consultant, or approved subcontractors, from Williams & Associates Training Institute pursuant to the terms of this contract.


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STANDARDS OF PERFORMANCE:

o COMPLIANCE WITH LAW - Consultant's performance of services under this agreement shall be in compliance with all applicable laws or regulations of federal, state, and local government.

o REPUTATION AND GOODWILL - Consultant shall not perform any contracted services in a manner, which would be injurious to the reputation and goodwill of MEDIVISOR, INC.

o TRADE SECRETS - Consultant shall not in any manner disclose to any person, partnership, firm or corporation any information concerning any matters affecting or relating to the business of MEDIVISOR, INC. Including, but not limited to, any trade secrets, production processes, customers, pricing or marketing plans. This covenant shall remain in effect following termination of this Contract.

o WAIVER OF LIABILITY - MEDIVISOR, INC. shall not be liable to consultant on account of any personal injuries or property damage sustained by consultant in performance of services hereunder. Consultant shall Indemnify and hold MEDIVISOR, INC. harmless from all liability for personal injuries or property damage directly related to the performance of contracted services.

o MODIFICATION OF CONTRACT - No waiver or modification of this contract or of any covenant, condition or limitation herein shall be valid unless presented in writing and signed by both parties.

o SEVERABILITY - All covenants contained herein are severable, and in the event of any being held invalid by any competent court, this contract shall remain intact except for omission of the invalid covenant.

o CHOICE OF LAW - It is the intent of both parties that all suits that may be brought arising out of, or in connection with this agreement will be construed in accordance with and under and pursuant to the laws of the State of New York.

o ENTIRE AGREEMENT - this contract contains the complete agreement concerning the services to be performed by the consultant for MEDIVISOR, INC, and supersedes all prior agreements or understandings, written or unwritten. By signing this contract, both parties acknowledge that they have read this contract, understood it terms, including the release.

/s/ DINO LUZZI                              /s/ L. LORENZO WILLIAMS
__________________                          _______________________
Client's Signature                          Consultant's Signature


10-26-07                                    ###-##-####
__________________                          _______________________
Date                                        Social Security Number


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